Exhibit 10.26

JOURNAL COMMUNICATIONS, INC.

Summary of Non-Employee Director Compensation

Effective Date of December 12, 2006

Cash Compensation
Annual Retainer Fee	$30,000
Meeting Fees
(Per Meeting)	$1,500
(Teleconference Meeting)	$1,000

Board Committee Retainers
Compensation Committee Chair	$7,500
Human Resources Committee Chair	$5,000
Lead Director/Nominating and Corporate Governance Committee Chair	$10,000
Audit Committee Chair	$7,500

Equity Compensation
Annual Grant of Unrestricted Class B Shares	5,000 shares